UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of SunCoke Energy, Inc. (the “Company”) was held on May 10, 2012. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of two directors, Frederick A. Henderson and Alvin Bledsoe, to the class of directors whose term expires in 2015, the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederick A. Henderson	49,575,197	2,383,190	6,865,131
Alvin Bledsoe	50,663,736	1,294,651	6,865,131

2. On the matter of the non-binding advisory vote to approve the Company’s executive compensation, the vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,015,546	1,770,147	172,694	6,865,131

3. On the matter of the non-binding advisory vote on the frequency of advisory stockholder approval of the Company’s executive compensation, the vote was as follows:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
46,060,243	104,977	5,616,996	176,171	6,865,131

4. On the matter of the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, the vote was as follows:

Votes For	Votes Against	Votes Abstained
58,585,706	147,896	89,916

There were no broker non-votes with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

Date: May 11, 2012